UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2011

Tornier N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fred Roeskestraat 123 1076 EE Amsterdam, The Netherlands	None
(Address of Principal Executive Offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On August 9, 2011, Tornier N.V. issued a press release announcing its consolidated financial results for the second quarter of 2011.  A copy of the press release is attached as Exhibit 99.1 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

The attached press release includes the following non-GAAP measures: EBITDA, which represents net loss before interest expense, income tax expense and benefit, depreciation and amortization, and Adjusted EBITDA, which gives further effect to, among other things, non-operating income and expense related to the mark to market of the previously outstanding warrant liability, foreign currency gains and losses, share-based compensation, loss on extinguishment of debt, special charges and operating expenses from a consolidated variable interest entity.

In order to measure Tornier’s sales performance on a constant currency basis, it is necessary to remove the impact of changes in foreign currency exchange rates, which affects the comparability and trend of sales.  Constant currency results are calculated by translating current year results at prior year average foreign currency exchange rates.

Tornier believes that EBITDA and Adjusted EBITDA provide additional information for measuring performance and are measures frequently used by securities analysts and investors and therefore management uses these metrics to evaluate Tornier’s business.  EBITDA and Adjusted EBITDA do not represent, and should not be used as a substitute for, net income (loss) or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA nor Adjusted EBITDA is necessarily an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements.

Tornier’s definitions of constant currency, EBITDA and Adjusted EBITDA may differ from that of other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Tornier believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Tornier’s results of operations as determined in accordance with GAAP and these measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP measures.

Tornier uses these non-GAAP measures in making operating decisions because it believes the measures provide meaningful supplemental information regarding core operational performance and give a better understanding of how Tornier should invest in research and development activities and how Tornier should allocate resources to both ongoing and prospective business initiatives.  Tornier uses these measures to help make budgeting and spending decisions, for example, between product development expenses and research and development, sales and marketing and general and administrative expenses.  Additionally, management is evaluated on the basis of these non-GAAP measures when determining achievement of their incentive performance compensation targets.  Further, these non-GAAP measures facilitate management’s internal comparisons to both Tornier’s historical operating results and to Tornier’s competitors’ operating results.

All of the historical non-GAAP measures are reconciled to the most directly comparable GAAP measure in the press release.  Tornier is furnishing the information contained in this report, including Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”).  This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.  By filing this report on Form 8-K and furnishing this information, Tornier makes no admission as to the materiality of any information in this report, including Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release issued August 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2011	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press Release issued August 9, 2011	Furnished herewith